Exhibit 23.1

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 15, 2010, accompanying the consolidated financial statements included in the Annual Report on Form 10-K of Nasus Consulting, Inc. for the years ended December 31, 2009 and 2008. We hereby consent to the incorporation by reference of said report in the Registration Statement of Nasus Consulting, Inc. on Form S-1 (File No. 333-150135, effective June 23, 2008).

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
April 15, 2010

Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
50 S. Jones Blvd Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351